Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT




    The Board of Directors
    HomeGold Financial, Inc.




               We consent to incorporation by reference in the registration statements on Form S-8 (No. 333-07925) 1995 Director Stock Option Plan Stock Plan, (No. 333-07927) 1995 Restricted Stock Agreement Plan, (No. 333-07923) 1995 Officer and Employee Stock Option Plan and (No. 333-20179) Employee Stock Purchase Plan of HomeGold Financial, Inc. of our report dated February 19 and February 24, 1999, relating to the consolidated balance sheet of HomeGold Financial, Inc. and subsidiaries (the "Company") as of December 31, 1998 and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, which report appears in the 1998 Annual Report on Form 10-K of the Company.





    /s/ ELLIOTT, DAVIS & COMPANY, L.L.P.
    ------------------------------------
    ELLIOTT, DAVIS & COMPANY, L.L.P.
    Greenville, South Carolina
    March 29, 1999